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                                                                    Exhibit 10.1

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") dated August 5, 2002, is entered into between SOCRATES ACQUISITION CORPORATION a Delaware corporation ("Buyer"), and [_____________] ("Shareholder") with respect to (i) the shares of common stock, par value $0.001 per share (the "Common Stock") of Nobel Learning Communities, Inc., a Delaware corporation (the "Company"), shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred Stock"), shares of Series C Preferred Stock, par value $0.001 per share, of the Company (the "Series C Preferred Stock") and shares of Series D Preferred Stock, par value $0.001 per share, of the Company (the "Series D Preferred Stock" and together with the Common Stock, Series A Preferred Stock and Series C Preferred Stock, the "Company Stock", (ii) all securities exchangeable, exercisable or convertible into Company Stock and (iii) any securities issued or exchanged with respect to such shares of Company Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company's capital structure, in each case now owned or hereafter acquired by Shareholder (collectively, the "Securities").

     WHEREAS, Buyer and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") that provides for the Merger (the "Merger") of Buyer with and into the Company;

     WHEREAS, as of the date hereof, Shareholder beneficially owns and has the power to dispose of the Securities on Schedule 1 hereto and has the power to vote the shares of Company Stock set forth thereon;

     WHEREAS, Buyer desires to enter into this Agreement in connection with its efforts to consummate the acquisition of the Company, and in consideration of Buyer's agreements herein and in the Merger Agreement, Shareholder has agreed to cooperate with Buyer with respect to the acquisition of the Company by Buyer upon the terms and subject to the conditions in the Merger Agreement; and

     WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

     NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Certain Covenants.

     1.1. Lock-Up. Subject to Section 1.4, Shareholder hereby covenants and agrees that during the term of this Agreement, Shareholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any of the Securities, or consent or agree to do any of the foregoing, (b) directly or indirectly, limit its right

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to vote in any manner any of the Securities (other than as set forth in this
Agreement), including without limitation, by the grant of any proxy, power of attorney or other authorization in or with respect to the Securities, by depositing the Securities into a voting trust, or by entering into a voting agreement, or consent or agree to do any of the foregoing, or (c) take any action which would have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any transfer not involving or relating to any Acquisition Transaction (as defined in the Merger Agreement), Shareholder may transfer any or all of the Securities to Shareholder's spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (x) each person or entity to which any of such Securities or any interest in any of such Securities is or may be transferred (a) shall have executed and delivered to Buyer a counterpart to this Agreement pursuant to which such person or entity shall be bound by all of the terms and provisions of this Agreement, and (b) shall have agreed in writing with Buyer to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement, and (y) this Agreement shall be the legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by this Agreement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     1.2. No Solicitation. During the term of this Agreement, neither the Shareholder nor any agent, representative, affiliate or associate (collectively, "Representatives") of Shareholder shall, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in the Merger Agreement) or any other sale, transfer, pledge or other disposition or conversion of any of the capital stock of the Company or its subsidiaries or
(b) except as permitted under the Merger Agreement and as directed by the Board of Directors of the Company in Shareholder's capacity as an officer of the Company, participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any agreement with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Transaction or any other sale, transfer, pledge or other disposition or conversion of any of the capital stock of the Company or its subsidiaries, in any case, from, to or with any person other than Buyer. Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any such other parties conducted heretofore with respect to any of the foregoing. Shareholder will notify Buyer immediately if any party contacts Shareholder following the date hereof (other than Buyer) concerning any Acquisition Transaction or any other sale, transfer, pledge or other disposition or conversion of any of the capital stock of the Company or its subsidiaries.

     1.3. Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Securities shall pass, whether by operation of law or otherwise, including without limitation, the Shareholder's successors or assigns. This Agreement and the obligations hereunder shall attach to any additional shares of Company Stock or other voting securities of the Company issued to or acquired by Shareholder.

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     1.4. Grant of Proxy; Voting Agreement.

          (a) The Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and hereby irrevocably appoints Buyer as proxy for Shareholder, with full power of substitution and resubstitution, to vote the Securities for Shareholder and in Shareholder's name, place and stead, at any annual, special or other meeting or action of the shareholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the shareholders of the Company, in lieu of a meeting or otherwise, in the following manner: (i) for the adoption and approval of the Merger Agreement and the Merger and (ii) in any manner as Buyer, in its sole discretion, may see fit with respect to any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer or lease of a material amount of the assets of the Company or any of its subsidiaries (other than pursuant to the Merger), sale or transfer of a material amount of capital stock of the Company or any of its subsidiaries (other than pursuant to the Merger), any change in the Board of Directors of the Company, any amendment to the Company's Certificate of Incorporation, any material change to the Company's corporate structure or business, any other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Transaction, or any other action that under applicable law requires the approval of the Company's stockholders which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement. THE AUTHORITY GRANTED UNDER THE IRREVOCABLE PROXY SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE (AS HEREINAFTER DEFINED) AND DEEMED TO BE COUPLED WITH AN INTEREST. The parties acknowledge and agree that neither Buyer, nor Buyer's successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to the Shareholder in connection with or as a result of any voting (or refrain from voting) by Buyer of the Securities subject to the irrevocable proxy hereby granted to Buyer at any annual, special or other meeting or action or the execution of any consent of the shareholders of the Company. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Buyer may vote the Securities in furtherance of its own interests, and Buyer is not acting as a fiduciary for the Shareholder.

          (b) Notwithstanding the foregoing grant to Buyer of the irrevocable proxy, if Buyer elects not to exercise its rights to vote the Securities pursuant to the irrevocable proxy, Shareholder agrees to vote the Securities during the term of this Agreement (i) in favor of or give its consent to, as applicable, a proposal to adopt and approve the Merger Agreement and the Merger as described in clause (i) of Section 1.3(a), or
     (ii) in the manner directed by Buyer if the issue on which Shareholder is requested to vote is a matter described in clause (ii) of Section 1.3(a), in each case at any annual, special or

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     other meeting or action of the shareholders of the Company, in lieu of a meeting or otherwise.

           (c) This irrevocable proxy shall not be terminated by any act of the Shareholder or by operation of law, whether by the death or incapacity of the Shareholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which Shareholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If between the execution hereof and the Termination Date, Shareholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, actions taken by the Buyer hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Buyer has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

     1.5. Public Announcement. Shareholder shall consult with Buyer before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Buyer, except as may be required by law.

     1.6. Disclosure. Shareholder hereby authorizes Buyer to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission ("the "SEC") or the Nasdaq National Market (the "Nasdaq") or any national securities exchange, the Proxy Statement and the Schedule 13E-3 (each as defined in the Merger Agreement), (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Buyer hereby authorizes Shareholder to make such disclosure or filings as may be required by the SEC or the Nasdaq or any national securities exchange.

     1.7. Stop Transfer Instruction. Promptly following the date hereof, Shareholder and Buyer shall deliver joint written instructions to the Company and to the Company's transfer agent stating that the Securities may not be sold, transferred, pledged, assigned, hypothecated, tendered or otherwise disposed of in any manner without the prior written consent of Buyer or except in accordance with the terms and conditions of this Agreement.

2. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Buyer, as of the date hereof and as of the date of the Merger, that:

     2.1. Ownership. Shareholder has good and marketable title to, and is the sole legal and beneficial owner of the Securities, in each case free and clear of all liabilities, claims, liens, options, security interests, proxies, voting trusts, voting agreements, charges, participations and encumbrances of any kind or character whatsoever. For purposes of this Agreement, "beneficial owner" shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange

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Act of 1934, as amended. Shareholder does not beneficially own any capital stock of the Company or any of its subsidiaries other than the Securities.

     2.2. Authorization. Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition with respect to the Securities with no restrictions on its voting rights or rights of disposition pertaining thereto. Shareholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles. If Shareholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by Shareholder's spouse, and this Agreement is a legal, valid and binding agreement of Shareholder's spouse, enforceable against Shareholder's spouse in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     2.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Shareholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon the Shareholder, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on the Shareholder's ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Securities. The Shareholder has not previously assigned or sold any of the Securities to any third party.

     2.4. Shareholder Has Adequate Information. Shareholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Merger Agreement, the Merger and the execution of this Agreement and has independently and without reliance upon Buyer and based on such information as Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Shareholder acknowledges that Buyer has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Shareholder acknowledges that the agreements contained herein with respect to the Securities by Shareholder is irrevocable, and that Shareholder shall have no recourse to the Securities or Buyer, except with respect to breaches of representations, warranties, covenants and agreements by Buyer expressly set forth in this Agreement.

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     2.5.  Buyer's Excluded Information. Shareholder acknowledges and confirms that (a) Buyer may possess or hereafter come into possession of certain non-public information concerning the Securities and the Company which is not known to Shareholder and which may be material to Shareholder's decision to enter into this Agreement ("Buyer's Excluded Information"), (b) Shareholder has requested not to receive Buyer's Excluded Information and has determined to sell the Securities notwithstanding its lack of knowledge of Buyer's Excluded Information, and (c) Buyer shall have no liability or obligation to Shareholder in connection with, and Shareholder hereby waives and releases Buyer from, any claims which Shareholder or its successors and assigns may have against Buyer (whether pursuant to applicable securities, laws or otherwise) with respect to the non-disclosure of Buyer's Excluded Information; provided, however, nothing contained in this Section 2.5 shall limit Shareholder's right to rely upon the express representations and warranties made by Buyer in this Agreement, or Shareholder's remedies in respect of breaches of any such representations and warranties.

     2.6. No Setoff. The Shareholder has no liability or obligation related to or in connection with the Securities other than the obligations to Buyer as set forth in this Agreement. There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Securities or affect the validity or enforceability of the Securities.

     2.7. No Amounts Payable to Shareholder. Except as set forth in the Merger Agreement, there are no amounts due or payable by the Company or any Subsidiary to the Shareholder or any of its affiliates or associates in connection with the transactions contemplated by the Merger Agreement or this Agreement or otherwise.

3. Representations and Warranties of Buver. Buyer hereby represents and warrants to Shareholder, as of the date hereof that:

     3.1. Authorization. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Buyer has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     3.2. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Buyer to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Buyer, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on Buyer's ability to satisfy its obligations under this Agreement.

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4.   Survival of Representations and Warranties. The respective representations and warranties of Shareholder and Buyer contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

5. Specific Performance. Shareholder acknowledges that Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Buyer upon the breach by Shareholder of such covenants and agreements, Buyer shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

6.   Miscellaneous.

     6.1. Term. This Agreement shall terminate upon the earlier of (i) the consummation of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms (the "Termination Date"). At the Termination Date, this Agreement shall thereupon become void and be of no further force and effect, provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Termination Date.

     6.2. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Shareholder makes no agreement or understanding herein in any capacity other than in Shareholder's capacity as a record holder and beneficial owner of Securities, and (b) nothing herein shall be construed to limit or affect any action or inaction by the Shareholder or any Representative of Shareholder, as applicable, serving on the Company's Board of Directors or as an officer of the Company, acting in such person's capacity as a director, officer or fiduciary of the Company.

     6.3. Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it. Notwithstanding the foregoing, if any part institutes an action with respect to any dispute of the terms of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     6.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

     6.5. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

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     6.6.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

     6.7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Buyer may freely assign its rights to another direct or indirect wholly owned subsidiary of Buyer without such prior written approval but no such assignment shall relieve Buyer of any of its obligations hereunder. Any purported assignment without such consent shall be void.

     6.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.

     6.9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

     (a)   If to Buyer:     Socrates Acquisition Corporation
                            One Embarcadero Center, Suite 2750
                            San Francisco, CA 94111
                            Attention: Jeffrey L. Ott
                            Telecopy: (415) 217-7447

           with a copy to:  Ropes & Gray
                            One International Place
                            Boston, Massachusetts 02110
                            Attention: David C. Chapin, Esq.
                            Telecopy: (617) 95l-7050


     (b)   If to
           Shareholder:





           with a copy to:  [                  ]
                            [                  ]

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                              [                 ]
                              Attention:
                              Telecopy:

     6.10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

     6.11. Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     6.12. Further Assurances. From time to time at Buyer's request and without further consideration, Shareholder shall execute and deliver to Buyer such documents and take such action as Buyer may reasonably deem to be necessary or desireable to carry out the provisions hereof.

     6.13. Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     6.14. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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                                                              [Voting Agreement]

     IN WITNESS WHEREOF, Buyer and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                      SOCRATES ACQUISITION
                                                      CORPORATION

                                                      By:
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                      By:
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                      SHAREHOLDER


                                                      --------------------------